                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


       SUBSIDIARY OF WAYPOINT FINANCIAL             STATE OF ORGANIZATION
       --------------------------------             ---------------------
Waypoint Bank..............................               United States
Waypoint Financial Investment Corporation..               Delaware
New Service Corporation....................               Pennsylvania
Waypoint Service Corporation...............               Pennsylvania
Waypoint Brokerage Services, Inc. .........               Pennsylvania
Waypoint Insurance Services, Inc. .........               Pennsylvania
Owen Insurance Inc. .......................               Pennsylvania
Waypoint Insurance Group, Inc. ............               Pennsylvania
Lenders Support Group Inc. ................               Pennsylvania
Waypoint Capital Trust I ..................               Delaware
Waypoint Capital Trust II .................               Delaware

       SUBSIDIARY OF WAYPOINT BANK                  STATE OF ORGANIZATION
       ---------------------------                  ---------------------
Waypoint Investment Corporation............               Delaware
H. S. Service Corporation..................               Pennsylvania
First Harrisburg Service Corporation.......               Pennsylvania
C.B.L. Service Corporation.................               Pennsylvania
AVSTAR Mortgage Corporation................               Pennsylvania



                                       90